Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the use of our report, and to all references to our firm, included in or made a part of this Form N-1A registration statement for Leuthold Funds.



                                                /s/ Arthur Andersen LLP

                                                    ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin,
November 25, 1998